U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2017

Solbright Group, Inc.

(Exact name of Company as specified in its charter)

Delaware	000-27587	22-3586087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Warren Street, Suite 320
Newark, NJ 07103
(Address of principal executive offices)

(862) 393-1988
(Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5-Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 30, 2017, Arkados Group, Inc. (the “Company”) filed its Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware changing the name of the Company to “Solbright Group, Inc.”. As previously disclosed, on September 7, 2017, the holders of a majority of the votes entitled to be cast by all our outstanding shares adopted resolutions by written consent, in lieu of a meeting of stockholders, to amend our Certificate of Incorporation to change our name to Solbright Group, Inc. to better reflect the business of the Company.

On November 3, 2017, the Company received notification from FINRA that as of November 6, 2017, the new symbol of the Company will be “SBRT”.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
3.11	Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of the State of Delaware

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solbright Group, Inc. (Registrant)

Date: November 3, 2017	By:	/s/ Terrence DeFranco
Terrence DeFranco Chief Executive Officer